DEAN HELLER                                    FILED # C13989-04
SECRETARY OF STATE                                MAY 25 2004
204 NORTH CARSON STREET SUITE 1                IN THE OFFICE OF
CARSON CITY, NEVADA 89701-4299                 /S/ DEAN HELLER
(775) 684 5708                         DEAN HELLER, SECRETARY OF STATE
WEBSITE: SECRETARYOFSTATE.BIZ

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Amended Certificate of Designation
Before Issuance of Class or Series
    (PURSUANT TO NRS 78.1955)
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IMPORTANT: READ ATTACHED INSTRUCTIONS         ABOVE SPACE IS FOR OFFICE USE ONLY
BEFORE COMPLETING FORM.

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
             ------------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
         (Pursuant to NRS 78.1955 - BEFORE ISSUANCE OF CLASS OR SERIES)

1.   Name of corporation:
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     MARMION INDUSTRIES CORP.
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2.   The original class or series of stock set forth:
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     Class A Preferred Stock to consist of 2,870,000 shares:

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3.   By  resolution  of  the board  of directors the original class or series is amended as follows:
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     CLASS A PREFERRED STOCK IS TO CONSIST OF 10,000,000 SHARES.
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4.   As  of  the  date  of  this certificate no shares of the class or series of stock have been issued.

5.   Effective date of filing (optional):
                                         ---------------------------------------
                                           (must not be later than 90 days
                                            after the certificate is filed)

6.   Officer Signature: /s/ Illegible
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FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

THIS FORM MUST BE ACCOMPANIED               Nevada Secretary of State am 78.1955
BY APPROPRIATE FEES.                                            Designation 2003
SEE ATTACHED FEE SCHEDULE.                                  Revised on: 11/03/03


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